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                                                                  EXHIBIT 10.30
                                EMPLOYMENT CONTRACT

     THIS AGREEMENT, executed on the date (or dates) set forth below, by and between:

          FIX-CORP INTERNATIONAL, INC., a Delaware corporation with its principal place of business located at 3637 S. Green Road, Suite 201, Beachwood, Ohio 44122, acting through its authorized officer Mark Fixler, and hereafter referred to as either as the Company or Fix-Corp;

                                      - and -

          YORAM AISENBERG, an individual residing at 13351 Mustang Trail, Ft. Lauderdale, Florida 33330, acting on his own behalf and hereafter referred to as Yoram Aisenberg or Employee;

Declare as their mutual intent and purpose as follow.


                                     RECITALS:

     WHEREAS, the Company desires to engage Yoram Aisenberg to perform services for the Company, Fix-Corp, as well as its present subsidiary Poly Style Industries, Inc., or any future parent or subsidiary company of Fix-Corp, or any affiliate of Fix-Corp International, Inc., FIXCOR Industries, Inc., Poly Style Industries, Inc. and Pallet Technology, Inc.; and

     WHEREAS, Yoram Aisenberg ["Employee" herein] desires to perform such services on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in exchange for the above covenants and with both parties intending to be legally bound, Yoram Aisenberg agrees to become an Employee of Fix-Corp pursuant to the terms and conditions set forth below.

     1.   TERM

     (a) The Company agrees to employ Employee, and the Employee agrees to serve, pursuant to the terms and conditions of this Agreement for a period commencing on March 5, 1998 and ending five years thereafter, or such shorter period as may be provided for herein. The period during which Employee is employed hereunder is hereafter referred to as the "Employment Period."

     2.   DUTIES AND SERVICES

     (a) During the Employment Period, Employee shall be employed in the business of the Company and shall also perform services in a responsible executive or managerial capacity

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for any of the other subsidiaries or affiliates of the Company, or by any of its subsidiaries or affiliates. In performance of his duties, Employee shall be subject to the direction of the Board of Directors of the Company and of the Board of its subsidiaries and / or affiliates. Employee agrees to his employment as described in this Section 2 and agrees to devote all of his time and efforts to the performance of his duties under this Agreement. Employee shall make himself available to travel as the needs of the business require.

     (b) It is agreed that the Employee will serve as Vice President of Product Development and President of Poly Style Industries, Inc.

     3.   COMPENSATION

     (a) As full compensation for his services hereunder, the Company shall pay Employee, during the Employment Period, a salary payable in equal [semi-monthly or monthly] installments at the annual rate of $150,000 per year. Nothing contained herein shall preclude Employee from participating in the present or future employee benefit plans of the Company or of its subsidiaries or affiliates if he meets the eligibility requirements therefor.

     (b) If for any reason, the Company cannot or elects against honoring the terms of this Employment Agreement for the full period of the Employment Period, then Yoram Aisenberg is entitled to $150,000 severance benefit. If control of the Company should transfer through Merger, Consolidation or Purchase of Assets to another company which elects to terminate this Employment Agreement, then Yoram Aisenberg shall be entitled to the remaining unused portion, of the $150,000 a year severance benefit, payable upon premature termination of this Employment Agreement, also pursuant to the Amended Nitro Plastics Agreement.

     4.   EXPENSES AND BENEFITS

     (a) Employee shall be entitled to reimbursement up to maximum of $10,000 during each full year of the Employment Period for reasonable travel and other out-of-pocket expenses necessarily incurred in the performance of his duties hereunder, upon submission and approval of written statements and bills in accordance with the then regular procedures of the Company and / or its subsidiaries or affiliates.

     (b) Employee shall be entitled to two weeks of paid vacation, two weeks of sick leave, and entitled to paid holidays recognized by the U.S. Government.

     (c)    Employee shall be entitled to receive health and dental insurance.

     (d) If the Employee should have to make cash contributions to the Company, all such funds advanced shall be deemed a loan and payable upon demand with interest at the rate of 10% per annum. If the Company, for any reason, cannot meet the cash terms of this Employment Agreement, all such amounts not paid shall be deemed a cash contribution and, by inference, a loan by the Employee to the Company if the Employee continues to pursue his duties with the same care and attention as when he was fully paid.

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     (e)    Employee shall receive the option to purchase 200,000 thousand shares of stock of Fix-Corp at market price dated March 5, 1998. This option may be exercised by the Employee at any time during the Employment Period.

     (f)    Key man life insurance for $300,000.

     5.   REPRESENTATIONS AND WARRANTIES OF EMPLOYEE

     (a) Employee represents and warrants to the Company that he is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the other rights of the Company hereunder and Employee is under no physical or mental disability that would hinder his performance of duties under this Agreement.

     (b) Employee represents that he is not subject to any judgment or decree, the effect of which would prohibit, limit or otherwise restrict the employment of the Employee by the Company pursuant to the terms of this Agreement.

     6.   NONCOMPETITION

     In view of the unique and valuable services it is expected Employee will render to the Company, and Employee's industry contacts, knowledge of customers, trade secrets and other proprietary information relating to the business of Fix-Corp, and in consideration of the shares identified in the Stock Acquisition Agreement and the Acquisition Agreement of FIXCOR Industries [formerly Quantum Chemical Company], and the compensation to be provided hereunder, the Employee agrees:

     (a) During the period Employee is employed by Fix-Corp or any of the related companies referenced under this Agreement, he will not otherwise engage in, or otherwise directly or indirectly be employed by, or act as a consultant or lender to, or be a director, officer, employee, owner, or partner of, any other business or organization, whether or not such business or organization now is or shall then be competing with Fix-Corp or any of its related companies; and to adhere to the Amended Nitro Plastics Agreement.

     (b) For a period of three years after he ceases to be employed by Fix-Corp or any of its related companies pursuant to this Agreement or otherwise, the Employee shall not directly or indirectly compete with or be engaged in the same business as Fix-Corp or any of its related companies, or be employed by, or act as consultant or lender to, or be a director, officer, employee, owner, or partner of, any business or organization which, at the time of such cessation, directly or indirectly competes with or is engaged in the same business as Fix-Corp or any of its related corporation.

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     7.   PATENTS, COPYRIGHTS, TECHNOLOGICAL INVENTIONS

     (a) Any interest in patents, patent applications, inventions, copyrights, developments, and processes ("Such Inventions") which Employee now or hereafter during the period Employee is employed by any of the Conglomerates corporations under this Agreement or otherwise may own or develop relating to the fields in which any of the Conglomerates Corporations may then be engaged shall belong to the Company; and forthwith upon request of the Company Employee shall execute all such assignments and other documents and take all such other action as the Company may reasonably request in order to vest in the Company all his right, title and interest in and to Such Inventions free and clear of all liens, charges, and encumbrances.

     8.   CONFIDENTIAL INFORMATION

     (a) All confidential information which Employee may now possess, may obtain during or after the Employment Period, or may create prior to the end of the period Employee is employed by Fix-Corp or any of its related companies under this Agreement or otherwise relating to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Fix-Corp or any of its related companies or of any customer or supplier of any of them shall not be published, disclosed, or made accessible by him to any other person or entity either during or after the termination of his employment or used by him except during the Employment Period in the business and for the benefit of the Company, in each case without prior written permission of the Company or, at the election at any time of Fix-Corp, without the prior written permission of Fix-Corp, Employee shall deliver to the Company all tangible evidence of such confidential information prior to or at the termination of his employment. See Amended Nitro Plastics Agreement.

     9.   TERMINATION

     Notwithstanding anything herein contained, if on or after the date this Agreement is executed and prior to the end of the Employment Period,

     (a) Either (i) Employee shall be physically or mentally incapacitated or disabled or otherwise unable fully to discharge his duties hereunder for a period of three months, (ii) Employee shall be convicted of a crime, (iii) Employee shall commit any act or omit to take any action in bad faith and to the detriment of any of the companies, [or] (iv) Employee shall breach any term of this Agreement and fail to correct such breach within ten days after commission of the same, then, and in each such case, the Company shall have the right to give notice of termination of Employee's services hereunder as of a date (not earlier than ten days from such notice) to be specified in such notice and this Agreement shall terminate on the date so specified; or

     (b)    Employee shall die, then this Agreement terminates on his death,

     Whereupon Employee or his estate, as the case may be, shall be entitled to receive only his salary at the rate provided in Section 3 to the date on which termination shall take effect.

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Nothing contained in this Section 9 shall be deemed to limit any other right the Company may have to terminate Employee's employment hereunder upon any ground permitted by law.

     10.  MERGER, CONSOLIDATION, SALE OF ASSETS

     In the event of a future disposition of (or including) the properties and business of the Company, substantially as an entirety, by merger, consolidation, sale of assets, or otherwise, then the Company may elect:

     (a) To assign this Agreement and all of its rights and obligations hereunder to the acquiring or surviving corporation; provided that such corporation shall assume in writing all of the obligations of the Company hereunder; and provided, further, that the Company (if and so long as it remains in business as an independent going enterprise) shall remain liable for the performance of its obligations hereunder in the event of an unjustified failure of the acquiring corporation to perform its obligations under this Agreement; or

     (b) In addition to its other rights of termination, to terminate this Agreement upon at least 30 days' written notice by paying Employee the compensation at the rate provided in Section 3 to the date on which such termination shall take effect.

     11.  SURVIVAL

     (a) The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive Employee's termination of employment.

     12.  MODIFICATION

     (a) This Agreement set forth the entire understanding of the parties with respect to the subject matter hereof.

     13.  NOTICES

     (a) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 13). Any notice given to the Company shall be addressed to the attention of the Corporate Secretary. Notice to the estate of Employee shall be sufficient if addressed to Employee as provided in this Section 13. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

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     14.  WAIVER

     (a) Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

     15.  BINDING EFFECT

     (a) Employee's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, and such rights shall not be subject to commutation, encumbrance, or the claims of Employee's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of Employee and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company and its successors and those who are its assigns under Section 10.

     16.  NO THIRD PARTY BENEFICIARIES

     (a) This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 15).

     17.  HEADINGS

     (a) The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     18.  COUNTERPARTS; GOVERNING LAW

     (a) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws.

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     IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date (or dates) set forth below.


FIX-CORP INTERNATIONAL, INC.                 YORAM AISENBERG



/s/:  Mark Fixler                            /s/:  Yoram Aisenberg
-----------------------------------------    ----------------------------------
By:    Mark Fixler                           By:    Yoram Aisenberg
Title: President/CEO, Fix-Corp Int., Inc.    Title: President, Poly Style
                                                    Industries, Inc.

Dated: 3/5/1998                              Dated: Mar. 5. 1998
       ----------------------------------           ---------------------------

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